Exhibit 99.1

Jabil Delivers Another Strong Fiscal Year

Expects Positive Momentum to Continue

St. Petersburg, FL – September 25, 2018. Today, Jabil Inc. (NYSE: JBL), reported preliminary, unaudited financial results for its fourth quarter and fiscal year ended August 31, 2018.

“I’m really pleased with our fiscal 2018 results and the positive momentum we’re seeing across the business,” said CEO Mark Mondello. “Our team’s performance during the year culminated in double-digit revenue growth, 24 percent core EPS expansion and core ROIC of 19 percent, an increase of approximately 400 basis points year-on-year. At the same time, we made strategically important investments in areas like additive manufacturing and factory automation, while the underlying business allowed for nearly $1 billion in cash flow generation and $500 million in shareholder returns. By many measures, 2018 was another great year as we position the company to continue to deliver on our stated goals,” he added.

Fiscal Year 2018 Highlights:

•	Net revenue: $22.1 billion

•	Diversified Manufacturing Services (DMS) year-on-year revenue growth: 23 percent

•	Electronics Manufacturing Services (EMS) year-on-year revenue growth: 11 percent

•	U.S. GAAP operating income: $542.2 million

•	U.S. GAAP diluted earnings per share: $0.49

•	Core operating income (Non-GAAP): $768.1 million

•	Core diluted earnings per share (Non-GAAP): $2.62

“As we begin fiscal 2019, we’re steadfast in our commitment to deliver value for shareholders. We’ll continue to pursue strategic capabilities and technologies in select end-markets that should result in even more sustainable earnings and cash flows over the next three to four years.” added Mondello.

First Quarter of Fiscal Year 2019 Guidance:

• Net revenue	$5.8 billion to $6.4 billion

• U.S. GAAP operating income	$158 million to $223 million

• U.S. GAAP diluted earnings per share	$0.45 to $0.74 per diluted share

• Core operating income (Non-GAAP) (1)	$215 million to $265 million

• Core diluted earnings per share (Non-GAAP) (1)	$0.79 to $0.99 per diluted share

• Diversified Manufacturing Services	Increase revenue 5 percent year-on-year

• Electronics Manufacturing Services	Increase revenue 13 percent year-on-year

• Total company	Increase revenue 9 percent year-on-year

(1) Core operating income and core diluted earnings per share exclude anticipated adjustments of $8 million for amortization of intangibles (or $0.05 per diluted share), $24 million for stock-based compensation expense and related charges (or $0.14 per diluted share), $7 million to $2 million for restructuring and related charges (or $0.04 to $0.01 per diluted share) and $18 million to $8 million for acquisition and integration charges (or $0.11 to $0.05 per diluted share).

(Definitions: “U.S. GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as U.S. GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition and integration charges, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges and business interruption and impairment charges, net. Jabil defines core earnings as U.S. GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition and integration charges, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, business interruption and impairment charges, net, impairment on securities, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under U.S. GAAP. Jabil reports core operating income, core earnings and core diluted and basic earnings per share to provide investors an additional method for assessing operating income, earnings and diluted earnings per share from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its U.S. GAAP operating income, its calculation of core earnings and core diluted earnings per share to its U.S. GAAP net income and U.S. GAAP earnings per share and additional information in the supplemental information.)

Forward Looking Statements: This release contains forward-looking statements, including those regarding our anticipated financial results for our fourth quarter and full fiscal year 2018 and our guidance for future financial performance in our first quarter of fiscal year 2019 (including, net revenue, total company and segment revenue, U.S. GAAP operating income, U.S. GAAP diluted earnings per share, core operating income (Non-GAAP), core diluted earnings per share (Non-GAAP) results and the components thereof, net interest expense, and core tax rate(Non-GAAP). The statements in this release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Such factors include, but are not limited to: our determination as we finalize our financial results for our fourth quarter and full fiscal year 2018 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; unexpected, adverse seasonal impacts on demand; performance in the markets in which we operate; changes in macroeconomic conditions; the occurrence of, success and expected financial results from, product ramps; our ability to maintain and improve costs, quality and delivery for our customers; whether our restructuring activities and the realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; reliance on a limited number of suppliers for critical components; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; and adverse changes in political conditions, in the U.S. and internationally, including, among others, adverse changes in tax laws and rates and our ability to estimate and manage their impact. Additional factors that could cause such differences can be found in our Annual Report on Form 10-K for the fiscal year ended August 31, 2017 and our other filings with the Securities and Exchange Commission. We assume no obligation to update these forward-looking statements.

Supplemental Information Regarding Non-GAAP Financial Measures: Jabil provides supplemental, non-GAAP financial measures in this release to facilitate evaluation of Jabil’s core operating performance. These non-GAAP measures exclude certain amounts that are included in the most directly comparable U.S. GAAP measures, do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes these “core” financial measures are useful measures that facilitate evaluation of the past and future performance of Jabil’s ongoing operations on a comparable basis.

Jabil reports core operating income, core earnings, core ROIC and core diluted and basic earnings per share to provide investors an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Among other uses, management uses non-GAAP financial measures to make operating decisions, assess business performance and as a factor in determining certain employee performance when determining incentive compensation. The Company determines the tax effect of the items excluded from core earnings and core basic and diluted earnings per share based upon evaluation of the statutory tax treatment and the applicable tax rate of the jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain jurisdictions where the Company does not expect to realize a tax benefit (due to existing tax incentives or a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets), a reduced or 0% tax rate is applied. Detailed definitions of certain of the core financial measures are included above under “Definitions” and a reconciliation of the disclosed core financial measures to the most directly comparable U.S. GAAP financial measures is included under the heading “Supplemental Data” at the end of this release.

Meeting and Replay Information: Jabil will hold a conference call today at 8:30 a.m. ET to discuss its earnings for the fourth quarter and full fiscal year 2018 and to provide an investor briefing. To access the live audio webcast and view the accompanying slide presentations, visit the Investor Relations section of Jabil’s website, located at https://investors.jabil.com. An archived replay of the webcast will also be available after completion of the call.

About Jabil: Jabil (NYSE: JBL) is a product solutions company providing comprehensive design, manufacturing, supply chain and product management services. Operating from over 100 facilities in 29 countries, Jabil delivers innovative, integrated and tailored solutions to customers across a broad range of industries. For more information, visit jabil.com.

Adam Berry

Vice President, Investor Relations

(727) 803-5772

adam_berry@jabil.com

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	August 31, 2018
	(unaudited)	August 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,257,949	$1,189,919
Accounts receivable, net	1,693,268	1,397,424
Inventories, net	3,457,706	2,942,083
Prepaid expenses and other current assets	1,141,000	1,097,257

Total current assets	7,549,923	6,626,683
Property, plant and equipment, net	3,198,016	3,228,678
Goodwill and intangible assets, net	906,876	892,780
Deferred income taxes	218,252	205,722
Other assets	172,574	142,132

Total assets	$12,045,641	$11,095,995

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable and long-term debt	$25,197	$444,255
Accounts payable	4,942,932	4,257,623
Accrued expenses	2,262,744	2,168,715

Total current liabilities	7,230,873	6,870,593
Notes payable and long-term debt, less current installments	2,493,502	1,606,017
Other liabilities	94,617	100,812
Income tax liabilities	148,884	100,902
Deferred income taxes	114,385	49,327

Total liabilities	10,082,261	8,727,651

Commitments and contingencies
Equity:
Jabil Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	257	253
Additional paid-in capital	2,218,673	2,104,203
Retained earnings	1,760,097	1,730,893
Accumulated other comprehensive (loss) income	(19,399)	54,620
Treasury stock, at cost	(2,009,371)	(1,536,455)

Total Jabil Inc. stockholders’ equity	1,950,257	2,353,514
Noncontrolling interests	13,123	14,830

Total equity	1,963,380	2,368,344

Total liabilities and equity	$12,045,641	$11,095,995

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	August 31, 2018	August 31, 2017	August 31, 2018	August 31, 2017
Net revenue	$5,771,831	$5,023,029	$22,095,416	$19,063,121
Cost of revenue	5,329,684	4,597,211	20,388,624	17,517,478

Gross profit	442,147	425,818	1,706,792	1,545,643
Operating expenses:
Selling, general and administrative	261,234	241,823	1,050,716	907,702
Research and development	10,996	7,698	38,531	29,680
Amortization of intangibles	8,581	9,262	38,490	35,524
Restructuring and related charges	7,440	46,866	36,902	160,395
Loss on disposal of subsidiaries	—	2,112	—	2,112

Operating income	153,896	118,057	542,153	410,230
Interest and other, net	45,349	36,445	168,752	153,997

Income before income tax	108,547	81,612	373,401	256,233
Income tax expense	165,155	35,571	285,860	129,066

Net (loss) income	(56,608)	46,041	87,541	127,167
Net income (loss) attributable to noncontrolling interests, net of tax	706	362	1,211	(1,923)

Net (loss) income attributable to Jabil Inc.	$(57,314)	$45,679	$86,330	$129,090

(Loss) earnings per share attributable to the stockholders of Jabil Inc.:
Basic	$(0.34)	$0.26	$0.50	$0.71

Diluted	$(0.34)	$0.25	$0.49	$0.69

Weighted average shares outstanding:
Basic	166,968	178,697	172,237	181,902

Diluted	166,968	182,977	175,044	185,838

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Fiscal Year Ended
	August 31, 2018	August 31, 2017
Cash flows from operating activities:
Net income	$87,541	$127,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	773,704	760,405
Restructuring and related charges	16,264	94,346
Recognition of stock-based compensation expense and related charges	90,664	48,544
Deferred income taxes	52,705	(63,001)
Provision for allowance for doubtful accounts	38,030	10,112
Other, net	(13,600)	22,109
Change in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	(316,262)	(31,353)
Inventories	(499,105)	(445,089)
Prepaid expenses and other current assets	(76,602)	19,346
Other assets	(34,747)	(30,413)
Accounts payable, accrued expenses and other liabilities	815,258	744,470

Net cash provided by operating activities	933,850	1,256,643

Cash flows used in investing activities:
Acquisition of property, plant and equipment	(1,036,651)	(716,485)
Proceeds and advances from sale of property, plant and equipment	350,291	175,000
Cash paid for business and intangible asset acquisitions, net of cash	(109,664)	(36,620)
Other, net	(2,360)	(1,360)

Net cash used in investing activities	(798,384)	(579,465)

Cash flows used in financing activities:
Borrowings under debt agreements	9,677,424	7,434,107
Payments toward debt agreements	(9,206,016)	(7,479,150)
Payments to acquire treasury stock	(450,319)	(306,640)
Dividends paid to stockholders	(57,833)	(59,959)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	24,865	21,791
Treasury stock minimum tax withholding related to vesting of restricted stock	(22,597)	(12,268)
Other, net	(12,568)	(2,427)

Net cash used in financing activities	(47,044)	(404,546)

Effect of exchange rate changes on cash and cash equivalents	(20,392)	5,228

Net increase in cash and cash equivalents	68,030	277,860
Cash and cash equivalents at beginning of period	1,189,919	912,059

Cash and cash equivalents at end of period	$1,257,949	$1,189,919

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(in thousands, except for per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	August 31, 2018	August 31, 2017	August 31, 2018	August 31, 2017
Operating income (U.S. GAAP)	$153,896	$118,057	$542,153	$410,230

Amortization of intangibles	8,581	9,262	38,490	35,524
Stock-based compensation expense and related charges	15,689	15,167	98,511	48,544
Restructuring and related charges	7,440	46,866	36,902	160,395
Distressed customer charge	18,004	—	32,710	10,198
Business interruption and impairment charges, net	577	—	11,299	—
Loss on disposal of subsidiaries	—	2,112	—	2,112
Acquisition and integration charges	8,082	—	8,082	—

Adjustments to operating income	58,373	73,407	225,994	256,773

Core operating income (Non-GAAP)	$212,269	$191,464	$768,147	$667,003

Net (loss) income attributable to Jabil Inc. (U.S. GAAP)	$(57,314)	$45,679	$86,330	$129,090
Adjustments to operating income	58,373	73,407	225,994	256,773
Impairment on securities	—	—	—	11,539
Adjustments for taxes(1)	117,167	(1,933)	146,206	(4,726)

Core earnings (Non-GAAP)	$118,226	$117,153	$458,530	$392,676

(Loss) earnings per share (U.S. GAAP):
Basic	$(0.34)	$0.26	$0.50	$0.71

Diluted	$(0.34)	$0.25	$0.49	$0.69

Core earnings per share (Non-GAAP):
Basic	$0.71	$0.66	$2.66	$2.16

Diluted	$0.70	$0.64	$2.62	$2.11

Weighted average shares outstanding used in the calculations of earnings per share (U.S. GAAP):
Basic	166,968	178,697	172,237	181,902

Diluted	166,968	182,977	175,044	185,838

Weighted average shares outstanding used in the calculations of earnings per share (Non-GAAP):

Basic	166,968	178,697	172,237	181,902

Diluted	169,728	182,977	175,044	185,838

(1)	Includes a $111.4 million and $142.3 million provisional estimate to account for the effects of the Tax Cuts and Jobs Act for the three months and fiscal year ended August 31, 2018, respectively.

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RETURN ON INVESTED CAPITAL AND CORE RETURN ON INVESTED CAPITAL

(in thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	August 31, 2018	August 31, 2017	August 31, 2018	August 31, 2017
Numerator:
Operating income (U.S. GAAP)	$153,896	$118,057	$542,153	$410,230
Tax effect (1)	(88,126)	(35,771)	(300,979)	(137,087)

After-tax operating income	65,770	82,286	241,174	273,143
	x4	x4	x1	x1

Annualized after-tax operating income	$263,080	$329,144	$241,174	$273,143

Core operating income (Non-GAAP)	$212,269	$191,464	$768,147	$667,003
Tax effect (2)	(49,875)	(37,610)	(144,261)	(134,930)

After-tax core operating income	162,394	153,854	623,886	532,073
	x4	x4	x1	x1

Annualized after-tax core operating income	$649,576	$615,416	$623,886	$532,073

Denominator:
Average total Jabil Inc. stockholders’ equity (3)	$2,061,699	$2,340,495	$2,151,886	$2,395,843
Average notes payable and long-term debt, less current installments (3)	2,321,562	1,638,591	2,063,047	1,853,302
Average current installments of notes payable and long-term debt (3)	148,698	492,241	235,348	245,654
Average cash and cash equivalents (3)	(967,720)	(966,925)	(1,223,934)	(1,050,989)

Net invested capital base	$3,564,239	$3,504,402	$3,226,347	$3,443,810

Return on Invested Capital (U.S. GAAP)	7.4%	9.4%	7.5%	7.9%
Adjustments noted above	10.8%	8.2%	11.8%	7.6%
Core Return on Invested Capital (Non-GAAP)	18.2%	17.6%	19.3%	15.5%

(1)	This amount is calculated by adding the amount of income taxes attributable to its operating income (U.S. GAAP) and its interest expense.
(2)	This amount is calculated by adding the amount of income taxes attributable to its core operating income (Non-GAAP) and its interest expense.
(3)

The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter for the three months ended August 31, 2018 and 2017, respectively, and dividing by two. The average is based on the addition of the account balance at the end of the most recently-ended fiscal year to the account balance at the end of the prior fiscal year for the fiscal years ended August 31, 2018 and 2017, respectively, and dividing by two.